UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2017, Sonoco Plastics, Inc., (the "Buyer"), a wholly owned subsidiary of Sonoco Products Company (the “Company”) entered into a definitive agreement with Packaging Holdings, Inc. (the "Target") to acquire Target and subsidiaries, including Peninsula Packaging, LLC, subject to the terms and conditions of the Agreement and Plan of Merger (the "Agreement"), for a cash purchase price of approximately $230 million, subject to certain adjustments as set forth in the Agreement. Additional parties to the Agreement are the Company, as guarantor, and Odyssey Investment Partners, LLC, as holder representative. The transaction is subject to Target's shareholder approval, which has already been obtained, and to normal regulatory review and is expected to close by the end of the second quarter of 2017.

Founded in 2001 and based in Exeter, California, Target operates five manufacturing facilities, four in the United States and one in Mexico, and had 2016 proforma sales of approximately $190 million (including projected full-year sales from the new operation in Mexico which started in mid-2016). The majority of its business is focused on thermoformed packaging for a wide range of whole fresh fruits, pre-cut fruits and produce and prepared salad mixes, as well as baked goods.

The Agreement contains certain customary representations and warranties of the Buyer and Target. In addition, the Buyer and Target have agreed to certain covenants and agreements, including, among others: (1) customary covenants relating to the conduct of the Target's operations during the interim period between the execution of the Agreement and the closing; and (2) covenants of the parties to each other with respect to further assurances, updating of information and cooperation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this report. The Agreement has been made an exhibit to this report in accordance with Securities and Exchange Commission rules in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the Target, the Buyer, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be waived or modified by the parties to the Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Target, the Buyer, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Section 8 – Other Events

Item 8.01	Other Events.

On February 16, 2017, Sonoco Products Company issued a news release announcing that it had signed a definitive agreement to acquire Packaging Holdings, Inc., as discussed in Item 1.01 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated February 15, 2017 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated February 16, 2017, announcing its entry into a definitive agreement to acquire Packaging Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 21, 2017	By: /s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated February 15, 2017 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated February 16, 2017, announcing its entry into a definitive agreement to acquire Packaging Holdings, Inc.